EXHIBIT 32.2

CERTIFICATION (Section 906)

In connection with the Quarterly Report of The Awareness Group, Inc. on Form 10-Q for the period covered by this report, I, Brian Odle, Interim Chief Financial Officer, certify pursuant to 18 U.S.C. §1350 that, to my knowledge, the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2026 /s/ Brian Odle — Brian Odle, Interim Chief Financial Officer